Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the prospectus supplement dated April 19, 2011)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 September 15, 2011

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates
Non-redeemable prior to August 1, 2012, then callable at par, on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P).

Buy Today! Information

BUY TODAY!

Price:	100.000
Yield:	4.99%

Auction Information

Auction Start:	9/14/2011 5:30 PM EDT
Auction End:	9/27/2011 1:30 PM EDT
Last Update:	**9/14/2011 5:43:32 PM EDT**
Auction Status:	**Accepting Bids**

Bidding Information

Number of Bidders:	
Number of Bids:	
Current Market-Clearing Price:	96.000
Current Market-Clearing Yield*:	5.962%
Current Yield to Maturity:	5.962%
Current Yield to Call:	10.091%

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	5.000%
Maturity Date:	8/1/2016
Call Feature:	Callable
First Call Date:	8/1/2012
First Call Price:	100.000
Settlement Date:	9/30/2011
First Interest Date:	2/1/2012
Int. Accrual Date:	8/1/2011
Int. Frequency:	Semi-Annually
Day Basis:	30/360
CUSIP Number	98970EBK4
Principal Offered:	$ 300,000.00
Units Offered:	300
Denomination:	$ 1,000.00
Min. Price:	96.000
Max. Price:	103.000
Min. Yield:	1.377%
Max. Yield:	5.962%
Documents:	Offering Documents

Before submitting bids in this auction you must **Register** or **Sign In**.

Note: This page will check for updates every minute.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.
You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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https://www.auctions.zionsdirect.com/auction/3908 9/14/2011

Zions Direct Auctions - Bidding Qualification Page 1 of 2

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Bidding Qualification

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates
Non-redeemable prior to August 1, 2012, then callable at par, on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P).

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

Name:	John Smith
E-mail:	john.smith@email.com
Telephone:	212-121-2121

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

[I Agree] [I DO NOT Agree]

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/3908/sign_in 9/14/2011

Zions Direct Auctions - Bid Page Page 1 of 2

ZIONS DIRECT AUCTIONS

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View the results of completed auctions
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Bid Page

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates
Non-redeemable prior to August 1, 2012, then callable at par, on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P).

Auction Information

Auction Start:	9/14/2011 5:30 PM EDT
Auction End:	9/27/2011 1:30 PM EDT
Last Update:	**9/14/2011 5:45:23 PM EDT**
Auction Status:	**Accepting Bids**

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	5.000%
Maturity Date:	8/1/2016

More...

Bidding Information

Buy Today! Information

Price: 100.000
Yield: 4.99%

PUBLIC_VIEW

Current Market-Clearing Price: 96.000
Current Market-Clearing Yield*: 5.962%

	Units	Price	- OR -	YTW	YTC	YTM	Submitted	"In the Money"
Buy Today!		100.000		4.992%	4.992%	4.998%		

The Buy Today! sale closes on 9/27 at 12:00 AM ET. 500 / 500 units remaining.

Auction Bids

	Units	Price	- OR -	YTW	YTC	YTM	Submitted	"In the Money"
1				%				
2				%				
3				%				
4				%				
5				%				

Bid Limit: $ 1,000.00

Calculate/Refresh Submit

Note: This page will check for updates every minute.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by GRANT STREET GROUP Software That Works®

Entrust

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/3908/bidding_qualification?csrf_token=9f74ee8b2ce0b24b... 9/14/2011

Zions Direct Auctions - Confirm Bid Submission Page 1 of 2

ZIONS DIRECT AUCTIONS

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Home » Auction #3908

Auctions
View current auctions
Results Archive
View the results of completed auctions
FDIC-Insured CDs
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Please review and confirm the bids below

Confirm Bid Submission

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates
Non-redeemable prior to August 1, 2012, then callable at par, on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P).

Bidder	Bid #	Units @ Price	Yield	Max. Award	Max. Amt. Due	Status
PUBLIC_VIEW	Buy Today!	1 @ 100.000	4.992%	1	$ 1,000.00	NEW

Bid Limit: $ 1,000.00

I understand that I committed to purchase 1 unit at the Buy Today! price, at a cost of $ 1,000.00. I also understand that if awarded, I will be responsible for Accrued Interest of $ 8.19 on my award.

Cancel Submit

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works®

Entrust

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/3908/bid 9/14/2011